UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

March 3, 2026

Optimum Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	OPTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2026, Lightpath Fiber Issuer LLC (the “Issuer”) completed the previously announced securitization financing transaction and issued $1,657.0 million in aggregate principal amount of Secured Fiber Network Revenue Notes, Series 2026-1 (the “Notes”), consisting of $1,527.0 million in aggregate principal amount of Series 2026-1, Class A-2 Notes (the “Class A-2 Notes”), and $130.0 million in aggregate principal amount of Series 2026-1, Class B Notes (the “Class B Notes”). The Class A-2 Notes will bear interest at a rate of 5.597%, and the Class B Notes will bear interest at a rate of 5.890%. The Issuer is a newly formed, wholly owned and bankruptcy-remote indirect subsidiary of Cablevision Lightpath LLC (“Lightpath”), which is an indirect, majority-owned subsidiary of Optimum Communications, Inc. (the “Company”).

The Notes were issued pursuant to a Base Indenture, dated as of March 3, 2026 (the “Base Indenture”), by and among the Issuer, certain subsidiaries of the Issuer (the “Asset Entities”), and Wilmington Trust, National Association, as the indenture trustee (the “Trustee”), as supplemented by the Series 2026-1 Supplement thereto, dated as of March 3, 2026 (the “Series 2026-1 Supplement”). The Base Indenture allows the Issuer to issue additional series of notes subject to certain specified conditions, and the Base Indenture, together with the Series 2026-1 Supplement, is referred to herein as the “Indenture.”

The Notes were issued as part of a securitization transaction, pursuant to which certain of Lightpath’s fiber network assets and associated customer contracts in the New York City and Boston metro areas, as well as in New Jersey, Connecticut, Pennsylvania and Virginia, were contributed to the Asset Entities(such assets, the “Securitized Assets”).

Lightpath serves as manager with respect to the Securitized Assets of the Asset Entities and any additional asset entities party to the Base Indenture from time to time (such persons, collectively, the “Obligors”)pursuant to a management agreement. The primary responsibilities of the manager are to perform certain operational and administrative functions on behalf of the Obligors with respect to the Securitized Assets pursuant to the management agreement.

Notes

Interest on the Notes is payable monthly. From and after March 25, 2031 (the “Anticipated Repayment Date”), principal payments will also be required to be made on the Notes on a monthly basis. If the Issuer has not repaid or refinanced any Note prior to the Anticipated Repayment Date, additional interest will accrue thereon. The legal final maturity date of the Notes is in March 2056.

Collateral and Guarantee

The Notes are obligations of the Obligors pursuant to the Indenture. The Notes are secured by a security interest in substantially all of the Securitized Assets, and the Notes are guaranteed by each of the Asset Entities pursuant to the Base Indenture, and by Lightpath Fiber Guarantor LLC (the “Guarantor”) pursuant to a guarantee and security agreement, which guarantees are each secured by a security interest in substantially all of the assets of such entities.

Except as described herein, neither the Company nor any subsidiary of the Company, other than the Obligors and the Guarantor, will guarantee or in any way be liable for the obligations of the Obligors under the Indenture or the Notes.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type. As provided in the Base Indenture, the Notes are also subject to rapid amortization in the event of a failure to maintain a stated debt service coverage ratio. A rapid amortization may be cured if the debt service coverage ratio exceeds a certain threshold for a certain period of time, upon which cure, regular amortization, if any, will resume.

The Notes are also subject to certain customary events of default, including events relating to failure to make timely payments of amounts due, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and failure of security interests to be effective.

Use of Proceeds

Lightpath used substantially all the net proceeds from the offering of the Notes to repay in full the combined $1,553.3 million in aggregate principal amount and interest of its 5.625% senior notes due 2028, its 3.875% senior secured notes due 2027 and its term loan facility and to fund the reserve accounts relating to the securitization. The remaining net proceeds will be used for general corporate purposes.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture and the Series 2026-1 Supplement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Base Indenture, dated as of March 3, 2026, by and among Lightpath Fiber Issuer LLC, Lightpath Fiber Infrastructure LLC, Lightpath of New England, LLC, Cambridge Network Solutions, LLC, CNS Network Solutions, LLC, Cablevision Lightpath NJ LLC, 4Connections LLC, Cablevision Lightpath CT LLC, 319 Chestnut LLC, and Wilmington Trust, National Association, as Indenture Trustee.
4.2	Series 2026-1 Supplement, dated as of March 3, 2026, by and among Lightpath Fiber Issuer LLC, Lightpath Fiber Infrastructure LLC, Lightpath of New England, LLC, Cambridge Network Solutions, LLC, CNS Network Solutions, LLC, Cablevision Lightpath NJ LLC, 4Connections LLC, Cablevision Lightpath CT LLC, 319 Chestnut LLC, and Wilmington Trust, National Association, as Indenture Trustee.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUM COMMUNICATIONS, INC.

Dated: March 9, 2026	By:	/s/ Michael E. Olsen
Michael E. Olsen
General Counsel and Chief Corporate Responsibility Officer